Exhibit 10.21

VAST SOLAR PTY LTD

AND

AGCENTRAL PTY LIMITED

FUNDING AGREEMENT

CONTENTS

Clause	Page

1.	Interpretation	1

2.	Proposed Capital Raising	3

3.	Satisfaction of Arena Milestone 2e	3

4.	New Convertible Notes No 5 and Repayment of Short Term Loan	3

5.	Material Adverse Change	4

6.	Costs and Stamp Duty	4

7.	Further Assurances	5

8.	Entire Agreement	5

9.	Notices	5

10.	Security	6

11.	General	6

12.	Governing Law	6

13.	Jurisdiction	6

Schedule 1 Convertible Notes No 5 - Terms of Issue	1

Schedule 2 Convertible Note No 5 - Conversion Notice	10

Schedule 3 Convertible Note No 5 - Interest Conversion Notice	11

Schedule 4 Convertible Note No 5 - Form of Note Certificate	12

Details

Date	14 July 2020

Vast Solar	Name	Vast Solar Pty Ltd

	ACN	136 258 574

	Address	[***]

	Email	[***]

	Attention	Craig Wood

AgCentral	Name	AgCentral Pty Limited

	ACN	053 901 518

	Address	[***]

	Email	[***]

	Attention	Colin Sussman

Recitals:

(A)	Vast Solar and AgCentral are parties to a Funding Agreement dated on or about 19 February 2016 (First Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No 3 and a Funding Agreement on 23 November 2017 (Second Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No 4.

(B)	On 1 June 2020, AgCentral loaned Vast Solar $1.0 million under the Loan Agreement dated 28 May 2020. (Short Term Loan).

(C)	Vast Solar requires additional funding. AgCentral has agreed to provide additional funding on the terms of this Agreement.

GENERAL TERMS

1.	Interpretation

1.1	Defined Terms

In this Agreement:

“Agreement” means this agreement, including the recitals and Schedules.

“ARENA” means the Australian Renewable Energy Agency.

“ARENA Funding Agreement” means this agreement between the ARENA and Vast Solar with contract number A00574 dated 14 July 2014, as varied on 6 March 2015, 29 July 2015, 18 July 2018, 25 June 2019 and 16 September 2019 and novated on 16 July 2018.

“Business Day” means a day other than a Saturday or Sunday on which banks generally are open for inter-bank business in Sydney or a public holiday in New South Wales.

“Constitution” means the constitution of Vast Solar at the date of this Agreement.

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“Convertible Notes No 3” means the secured convertible notes issued under the First Funding Agreement.

“Convertible Notes No 4” means the secured convertible notes issued under the Second Funding Agreement.

“Convertible Notes No 5” means the secured convertible notes that are convertible into Shares issued by Vast Solar on the Terms of Issue in Schedule 1.

“Existing Members” means any person on the Register of Members of Vast Solar on the day prior to the date of this Agreement.

“Final Subscription Amount” means $2.0 million less the Initial Subscription Amount and any monies raised under the Proposed Capital Raising.

“General Security Agreement” means the General Security Deed entered between Vast Solar and AgCentral on 31 May 2018.

“Initial Subscription Amount” means $1:0 million less any monies raised under the Proposed Capital Raising.

“Loan Agreement” dated 28 May 2020 between Vast Solar and AgCentral.

“Members” means any person on the Register of Members of Vast Solar.

“party” means (unless the context otherwise requires) a party to this Agreement, each of which are described in the “Details” section of this Agreement.

“Proposed Capital Raising” is defined in clause 2.

“Shares” means fully paid ordinary shares in the capital of Vast Solar.

“Short Term Loan” is defined in Recital (B).

“Terms of Issue” means the terms in Schedule 1 which the Convertible Notes No 5 are issued.

1.2	Interpretation

(a)	In this Agreement:

(i)	a reference to the singular includes the plural and vice versa;

(ii)	a reference to a recital, clause, Schedule or paragraph, unless the context otherwise requires, is a reference to a recital, clause of or schedule to this Agreement or paragraph of a Schedule;

(iii)	the word “including” is to be read as if the words “but not limited to” were inserted immediately after it;

(iv)	a reference to a time of day is a reference to the time in Sydney, unless a contrary indication appears; and

(v)	a reference to $, dollars, 0 or cents is to the currency of the Commonwealth of Australia.

(b)	The headings in this Agreement do not affect its interpretation.

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1.3	Business Day

Where something is required by this Agreement to be done on a day which is not a Business Day, it must be done on the next day which is a Business Day.

2.	Proposed Capital Raising

Vast Solar must seek to raise capital from Existing Members (Proposed Capital Raising) on the following terms:

(a)	the offer is equal between Existing Members, and is non renounceable;

(b)	an Existing Member may elect to participate in the Proposed Capital Raising, in whole or in part;

(c)	an Existing Member may elect to not participate in the Proposed Capital Raising;

(d)	the offer is for 193.59 new Shares stapled to 1,355.12 new Convertible Notes No. 5 in Vast Solar for each Share each Existing Member has in Vast Solar;

(e)	each new issued Share has the value of $0.01 per Share and is stapled to seven Convertible Note No. 5 with a value of $0.01 per note (total $0.07);

(f)	the total amount sought to be raised by Vast Solar is $2.0 million;

(g)	any issue of Shares and notes will comply with the Constitution and the Terms of Issue set out in Schedule 1 respectively; and

(h)	the offer will expire at 10.00am on 28 July 2020.

3.	Satisfaction of Arena Milestone 2e

Vast Solar must satisfy the requirements of Milestone 2E of the ARENA Funding Agreement, excluding the requirement that Vast Solar has made a cash contribution of a minimum of $1 million.

4.	New Convertible Notes No 5 and Repayment of Short Term Loan

4.1	Issue of new Shares and entry into new Convertible Notes No 5 Offer under the Initial Subscription Amount

Subject to Vast Solar complying with clause 2 and clause 5 and AgCentral confirming that its Board of Directors have approved AgCentral paying the Initial Subscription Amount:

(a)	AgCentral will pay Vast Solar the Initial Subscription Amount for the number of Shares and Convertible Notes No 5 on a 1:7 ratio equal to the Initial Subscription Amount divided by $0.01.

(b)	Vast Solar will issue the Shares and Convertible Notes No 5 to AgCentral in accordance with the Constitution and on the Terms of Issue set out in Schedule 1 respectively.

4.2	Short Term Loan

Vast Solar will use funds raised under the Proposed Capital Raising, the Shares and the Convertible Notes No 5 to repay the Short Term Loan and interest accrued under the Loan Agreement. This can occur by direction.

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4.3	Issue of new Shares and entry into new Convertible Notes No 5 Offer under the Final Subscription Amount

Following the repayment of the Short Term Loan and subject to Vast Solar complying with clause 3 and AgCentral confirming that its Board or Directors have approved AgCentral paying the Subscription Amount:

(a)	AgCentral will pay Vast Solar the Final Subscription Amount for the number of Shares and Convertible Notes No 5 on a 1:7 ratio equal to the Final Subscription Amount divided by $0.01.

(b)	Vast Solar will issue the Shares and Convertible Notes No 5 to AgCentral in accordance with the Constitution and on the Terms of Issue set out in Schedule 1 respectively.

5.	Material Adverse Change

(a)	In this clause, a “Material Adverse Change” includes

(i)	A material adverse change in:

(A)	the operational parameters of Vast Solar;

(B)	Vast Solar’s prospects and financial position, including an adverse change in the economic viability of the North West Queensland Hybrid Power Project with Stanwell Corporation Limited;

(C)	the general economic conditions in Australia;

(ii)	Any person makes a court application, filing or otherwise initiates legal proceedings to undertake legal action against Vast Solar, any of Vast Solar's directors or any of Vast Solar's employees in their capacity as an employee of Vast Solar;

(iii)	ARENA or any other person either changes or indicates its wish to change the terms of any of the funding arrangements currently available to Vast Solar;

(iv)	the resignation of any member of the board of directors of Vast Solar; or

(v)	the resignation of Craig Wood, Vast Solar's Chief Executive Officer.

(b)	If a Material Adverse Change occurs between the date of signing of this Agreement and issue of new Shares and Convertible Notes No 5, AgCentral is not obligated to pay the Subscription Amount and subscribe for the Shares and Convertible Notes No 5.

(c)	Notwithstanding clause 6(b), if a Material Adverse Change occurs, in its absolute discretion, AgCentral may pay the Subscription Amount and subscribe for the Shares and Convertible Notes No 5 in accordance with this Agreement.

6.	Costs and Stamp Duty

(a)	Except where this Agreement provides otherwise, each party must pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

(b)	Vast Solar must pay any and all stamp duty payable on or in respect of this Agreement or the transactions contemplated herein.

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7.	Further Assurances

Each party must:

(a)	perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other party may reasonably require for the purpose of giving the other party the full benefit of the provisions of this Agreement and the transactions contemplated by it;

(b)	not do anything that might hinder performance of this Agreement;

(c)	use all reasonable endeavours to cause relevant third parties to do likewise; and

(d)	unless otherwise agreed in writing between the parties, bear its own costs and expenses incurred in connection with complying with the provisions of this clause.

8.	Entire Agreement

This Agreement and any document referred to in this Agreement constitutes the entire agreement, and supersedes any previous agreements, between the parties relating to the subject matter of this Agreement.

9.	Notices

9.1	Method of service

A notice under or in connection with this Agreement (“Notice”) must be in writing, in the English language and:

(a)	be delivered personally; or

(b)	sent by prepaid post; or

(c)	if being sent to an overseas destination, sent by prepaid airmail; or

(d)	sent by fax; or

(e)	sent by email,

to the party due to receive the Notice to its address, fax number or email address (as the case may be)_set out in the Details section at the front of this Agreement.

9.2	Deemed service

Unless there is evidence that it was received earlier, a Notice is deemed to have been given (provided it has been sent in accordance with clause 12.1):

(a)	if delivered personally, when the person delivering the notice obtains the signature of a person at the relevant address;

(b)	if sent by post to a destination within the same country, two (2) Business Days after posting it;

(c)	if sent by airmail to a destination in a different country, six (6) Business Days after posting it;

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(d)	if sent by fax, on completion of its transmission; or

(e)	if sent by email, when transmitted by the sender unless the sender receives a message from its internet service provider or the recipient's mail server indicating that it has not been successfully transmitted, but if the delivery or receipt is after 5:00pm on a Business Day or on a day which is not a Business Day, the notice is to be taken as having been received at 9:00am on the next Business Day.

10.	Security

(a)	Vast Solar agrees to extend security to AgCentral in line with the General Security Agreement.

(b)	The parties agree that the General Security will satisfy the requirements in the Terms of Issue for security to be issued to secure Vast Solar's obligations to AgCentral.

11.	General

11.1	Variation

A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

11.2	Waiver

A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

11.3	Rights cumulative

Except where this Agreement provides otherwise the rights and remedies contained in this Agreement are cumulative and-not exclusive of rights or remedies provided by law.

11.4	No partnership or agency

No provision of this Agreement creates a partnership between the parties or makes a party the agent of the other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for the other party in any way or for any purpose.

11.5	Counterparts

(a)	This Agreement may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

(b)	This Agreement will not come into effect until each party has executed at least one counterpart to each other party.

12.	Governing Law

This Agreement is governed by the law applicable in New South Wales.

13.	Jurisdiction

The parties agree that the courts of New South Wales are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

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EXECUTED by the parties as an agreement on the day first mentioned above.

EXECUTED by AGCENTRAL PTY LIMITED by its authorised representative:

/s/ John I. Kahlbetzer	/s/ Colin R. Sussman
Signature of authorised representative

John I. Kahlbetzer	Colin R. Sussman
Name of authorised representative (block letters)

EXECUTED by VAST SOLAR PTY. LTD.
in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

/s/ Craig Wood	/s/ Katherine L. Woodthrope
Signature of director	Signature of director

Craig Wood	/s/ Katherine L. Woodthrope
Name of director (block letters)	Name of director (block letters)

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Schedule 1
Convertible Notes No 5 - Terms of Issue

1.	INTERPRETATION

1.1	Definitions

These meanings apply in these Terms of Issue, unless the contrary intention appears:

“Bonus Securities” means any:

(a)	legal or equitable rights or interests in Shares in the Company; or

(b)	options to acquire (whether by way of issue or transfer) Shares or legal or equitable rights or interests in Shares in the Company,

which are issued pro-rata to holders of Shares (and any other person entitled to participate), and for which no consideration is payable by the holders of Shares or any other person (but does not include Shares or other securities which are issued in lieu of Distributions or by way of Distribution reinvestment or under a scheme for the benefit of employees of the Company or its Related Entities or under a Share purchase plan).

“Company” means Vast Solar Pty. Ltd. ACN 136 258 574.

“Company Warranties” means the warranties set out in clause 10.2.

“Convertible Notes No 5” means the secured convertible notes convertible into Shares issued by the Company on the terms of these Terms of Issue.

“Conversion Notice” means a notice substantially in the form of Schedule 2 specifying the number of Convertible Notes No 5 to be converted.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Default Interest” means interest payable in accordance with clause 3.2.

“Default Interest Rate” means a rate equal to 5% per annum.

“Distribution” means any dividend, rights issue, bonus issue or other payment of delivery by the Company in respect of Shares including an in specie distribution of capital, Shares or assets of the Company.

“Event of Default” means any of the events specified in clause 9.1.

“Face Value” means $0.01 per Convertible Note No 5.

“Group” means the Company and each of its Subsidiaries from time to time.

“Insolvency Event” means the happening of any of these events:

(a)	an application is made to a court for an order (and is not stayed, withdrawn or dismissed within 14 days) or an order is made that a body corporate be wound up; or

(b)	an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate (and is not stayed, withdrawn or dismissed within 14 days) or one of them is appointed, whether or not under an order; or

(c)	except to reconstruct or amalgamate while solvent on terms approved by the Subscriber, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them; or

(d)	a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Subscriber or is otherwise wound up or dissolved; or

(e)	as a result of the operation of section 459F(1) of the Corporations Act, a body corporate is taken to have failed to comply with a statutory demand; or

(f)	a body corporate is, or makes a statement from which it may be reasonably deduced by the Subscriber that the body corporate is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act; or

(g)	an administrator, receiver or receiver and manager is appointed to a body corporate; or

(h)	a person takes any step to obtain protection or is granted protection from its creditors under any applicable legislation; or

(i)	a person is or states that it is unable to pay its debts when they fall due or is unable to pay its debts within the meaning of the Corporations Act; or

(j)	a person becomes an insolvent under administration as defined in section 9 of the Corporations Act or action is taken which could result in that event; or

(k)	a person suspends payment of its debts generally; or

(l)	anything analogous or having a substantially similar effect to any of the events specified in paragraphs (a) to (k) inclusive happens under the law of any applicable jurisdiction.

“Interest” means interest payable in accordance with clause 3.1.

“Interest Conversion Notice” means a notice substantially in the form of Schedule 3.

“Interest Period” means the period commencing on the Issue Date and ending on the Maturity Date, unless any Convertible Notes No 5 are converted or redeemed prior to such date in which case such period will end (in respect of such Convertible Notes No 5 so converted or redeemed) on the earlier of:

(a)	the Redemption Date; and

(b)	the Conversion Date.

“Interest Rate” means a rate equal to 8% per annum.

“Issue Date” means the date on which the Convertible Notes No 5 are issued.

“Maturity Date” means 31 October 2021, or any earlier date on which there is an Event of Default.

“Moneys Owing” means, in respect of the Convertible Notes No 5, an amount equal to the Principal Outstanding and any outstanding Interest or Default Interest payable on the Convertible Notes No 5 to the Noteholder from time to time.

“Note Certificate” means a certificate issued by the Company, substantially in the form set out in Schedule 4.

“Noteholder” means a person who, from time to time, holds Convertible Notes No 5 as evidenced by a Note Certificate and initially shall mean the Subscriber.

“Outstanding Interest” has the meaning given in clause 3.3(a).

“Principal Outstanding” means the Face Value less any principal redeemed in accordance with these Terms of Issue.

“Redemption Date” means the date on which the Convertible Notes No 5 are redeemed in whole or in part in accordance with these Terms of Issue (including by the Company pursuant to clauses 2.2(b)).

“Related Entity” has the meaning given in the Corporations Act.

“Shares” means fully paid ordinary shares in the capital of the Company.

“Subscriber” means AgCentral Central Pty Limited (ACN 053 901 518).

“Subsidiary” of an entity means another entity which is a subsidiary of the first within - the meaning of Part 1.2 Division 6 of the Corporations Act or is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting “standard, and Subsidiaries has a corresponding meaning.

1.2	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of these Terms of Issue.

1.3	References to certain general terms

(a)	In these Terms of Issue, unless the context requires otherwise, a reference to:

(i)	a reference to the singular includes the plural and vice versa;

(ii)	a reference to a recital, clause, or paragraph, unless the context otherwise requires, is a reference to a recital, clause or paragraph of these Terms of Issue;

(iii)	the word “including” is to be read as if the words “but not limited to” were inserted immediately after it;

(iv)	a reference to a time of day is a reference to the time in Sydney, unless a contrary indication appears; and

(v)	a reference to $, dollars, 0 or cents is to the currency of the Commonwealth of Australia.

(b)	The headings in these Terms of Issue do not affect its interpretation.

2.	STATUS, SECURITY AND TERM

2.1	Status and security

(a)	The Convertible Notes No 5 are in unregistered form.

(b)	The Convertible Notes No 5 are secured obligations of the Company and the Company’s payment obligations under the Convertible Notes No 5 rank first in priority before all of its unsecured creditors, except for obligations mandatorily preferred by law.

(c)	Each Convertible Note No 5 is, if converted, convertible into one Share.

2.2	Term

(a)	Each Convertible Note No 5 has a term expiring on the Maturity Date.

(b)	At the end of the term, the Company may redeem all outstanding Convertible Notes No 5 (which are not subject to a Conversion Notice) by paying the Noteholder, the Moneys Owing in respect of each such Convertible Note.

(c)	Upon any redemption of Convertible Notes No 5, such Convertible Notes No 5 (and any Note Certificate in respect of them) will be cancelled and of no further force or effect.

2.3	Transfer

Notwithstanding anything else in these Terms of Issue, Convertible Notes No 5 are not transferable except with the prior written consent of the Company, which consent may be withheld in the Company's absolute discretion.

3.	INTEREST

3.1	Interest

(a)	The Convertible Notes No 5 will bear Interest at the Interest Rate in respect of the Interest Period.

(b)	During the Interest Period, Interest on the Principal Outstanding accrues daily from (and including) the first day of the Interest Period to (but excluding) the last day of the Interest Period.

(c)	Interest is payable six monthly in arrears, commencing from the date which is six months after the Issue Date.

(d)	Interest is calculated on actual days elapsed and a year of 365 days.

(e)	For Interest due and payable in the 18 months following the issue of Convertible Notes No 5, Vast Solar can elect, in its absolute discretion, that Interest is paid by way of issue of further Convertible Notes No 5. After that time only AgCentral can elect, in its absolute discretion, that Interest is paid by way of issue of further Convertible Notes No 5. If any election is made, the additional Convertible Notes No 5 must be issued within 15 days of the election at the rate of one Convertible Note No 5 for each $0.01 of Interest.

3.2	Default Interest

(a)	If the Company is in breach of clauses 3.1(e) for failure to pay any Interest in cash (and, for clarity, not for any failure to pay Interest by way of an issue of Convertible Notes No 5), the Principal Outstanding will bear (in addition to Interest) Default Interest at the Default Interest Rate.

(b)	From (and including) the date the breach specified in clause 3.2(a) arises, up to (but excluding) the date on which the breach is cured, Default Interest on the Principal Outstanding accrues daily.

(c)	Default Interest is calculated on actual days elapsed and a year of 365 days.

3.3	Payment of Interest and Default Interest on maturity

(a)	A Noteholder may, during the period specified in clause 3.3(b) below, elect to have the balance of any outstanding interest accrued in accordance with clauses 3.1 and 3.2 (including, for the avoidance of doubt, any Default Interest) (Outstanding Interest) paid in cash or by way of an issue of Convertible Notes No 5, on the basis of one Convertible Note No 5 per $0.01 of Outstanding Interest.

(b)	If a Noteholder wishes to make an election in accordance with clause 3.3(a) above, it must give the Issuer an Interest Conversion Notice during the period commencing on the date one month prior to the Maturity Date and ending on the date immediately prior to the Maturity Date.

(c)	Subject to clause 3.3(d) below, where the Noteholder makes an election in accordance with clause 3.3(a) above, the Company must, within 15 days following the Maturity Date, issue to the Noteholder, one Convertible Note No 5 per $0.01 of Outstanding Interest.

(d)	If the balance of any Outstanding Interest is such that a that a fractional entitlement to a Convertible Note No 5 arises, that fractional entitlement shall be paid to the Noteholder in cash in accordance with clause 3.3(e) below.

(e)	If a Noteholder does not make an election in accordance with clauses (a) and 3.3(b) above, the Company must, within 14 days following the Maturity Date, pay the Outstanding Interest to the Noteholder by way of bank cheque or direct debit of cleared funds to a bank account specified by the Noteholder.

4.	CONVERSION

4.1	Conversion election

(a)	The Noteholder can elect to convert any or all of its outstanding Convertible Notes No 5 in accordance with clause 4.1(b) below.

(b)	If the Noteholder wishes to convert any number of its outstanding Convertible Notes No 5 into Shares, the Noteholder must give to the Company a Conversion Notice, together with the Note Certificate for the Convertible Notes No 5 to be converted.

4.2	Issue of shares

Within 10 days after receipt of a Conversion Notice:

(a)	the Company shall redeem the Convertible Notes No 5 covered by the Conversion Notice for an amount equal to the Principal Outstanding and pay the interest accrued on such Convertible Notes No 5 in cash or in accordance with any election made in accordance with clause 3.1(e);

(b)	the Company will issue to the Noteholder one Share for each Convertible Note No 5 redeemed; and

(c)	the Company will issue to the Noteholder a Note Certificate for the balance of any outstanding Convertible Notes No 5 held by the Noteholder.

By giving a Conversion Notice to the Company, the Noteholder irrevocably and unconditionally directs the Company to apply the whole of the Principal Outstanding in respect of the Convertible Notes No 5 covered by the Conversion Notice upon redemption in subscribing for Shares.

5.	RANKING

Subject to these Terms of Issue, Shares issued pursuant to these Terms of Issue shall rank equally with the other fully paid Shares of the Company from the date of issue of such Shares.

6.	SHARE CERTIFICATE

The Company will issue a share certificate for all Shares issued pursuant to these Terms of Issue within five (5) Business Days after conversion.

7.	PAYMENTS

7.1	Date for payment

If the date for payment of any amount under these Terms of Issue is not a Business Day, the date for payment shall be postponed to the next following Business Day.

7.2	Deductions

All payments to be made by the Company to the Noteholder shall be made without deduction or withholding for taxes unless the Company is compelled by law to deduct any taxes. If the Company is compelled by law to deduct any taxes from any payment to be made to a Noteholder, the Company shall:

(a)	pay to the Noteholder such amount after having made any such deductions or withholding;

(b)	pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the period set by the relevant law;

(c)	promptly after any such payment, give to the Noteholder a statement in writing showing the gross amount of the payment, the amount of the taxes deducted or withheld, and the actual amount paid to the Noteholder; and

(d)	give the Noteholder such assistance as it may reasonably request to secure any credit or repayment that may be due to it on account of the taxes deducted or withheld.

8.	ADJUSTMENTS

8.1	Bonus issue

If, while any Convertible Note No 5 remains capable of being converted, the Company proposes to make any issue of Bonus Securities to its shareholders, then, in respect of each issue of Bonus Securities, upon the subsequent conversion of Convertible Notes No 5, the Noteholder will be entitled to receive (in addition to the Shares to be issued to it under clause 4.2(b)) additional Shares equal to the number of Bonus Securities which would have been issued to the Noteholder had the Noteholder:

(a)	converted all of its Convertible Notes No 5 to Shares prior to the record date for the issue of the Bonus Securities; and

(b)	been issued all Bonus Securities (if any) to which it would have been entitled as a result of prior applications of this clause 8.1.

8.2	Capital reconstructions

If, while any Convertible Note No 5 remains capable of being converted, there is a reconstruction, consolidation, subdivision or re-classification of the capital of the Company, the Shares to be issued on the subsequent conversion of Convertible Notes No 5 must be reconstructed, consolidated or subdivided so that the Noteholder does not receive a benefit or suffer detriment that the holders of Shares do not receive or suffer as the case may be.

8.3	Rights Issues

If, while any Convertible Note No 5 remains capable of being converted, the Company makes an offer or invitation of Shares by way of rights (not being an offer of Shares or other securities which are issued in lieu of Distributions or by way of Distribution reinvestment or under a scheme for the benefit of employees of the Company or its Related Entities or under a Share purchase plan), then the Company will procure that there is extended to the Noteholder the same offer that the Noteholder would have received if, immediately before the date of the offer (or if the offer was made to the shareholders of the Company registered on a particular date), the Noteholder had been entitled to and had converted all the Noteholder's Convertible Notes No 5 under clause 4.

8.4	Private Placements

If, while any Convertible Note No 5 remains capable of being converted, the Company makes an offer or invitation of Shares or any other equity security by way of private placement to any person (not being an offer of Shares or other securities which are issued in lieu of Distributions or by way of Distribution reinvestment or under a scheme for the benefit of employees of the Company or its Related Entities or under a Share purchase plan), then the Company will procure that this is extended to the Noteholder an offer or invitation of Shares or equity securities on the same terms and in such number as would enable the Noteholder to maintain the same percentage shareholding in the Company (on a fully diluted basis, taking into account any shareholding it would obtain if it converted all of its Convertible Notes No 5 under clause 4 and had converted or exercised all equity securities issued under this clause) that the Noteholder would have had if it had been entitled to and had converted all of its Convertible Notes No 5 to Shares under clause 4 immediately before the issue of the Shares or equity securities the subject of the private placement. The Noteholder may elect to accept the offer (made under clauses 8.3 and 8.4 above) either through the invitation of Shares or equity securities, or through an issue of further Convertible Notes No 5 which convert into the same number of Shares or equity securities offered to the Noteholder for the same price as would have been paid for the Shares or equity securities had it accepted the offer or invitation.

8.5	Acceptance of offer

The Noteholder may elect to accept the offer (made under clauses 8.3 and 8.4 above) either through the invitation of Shares or equity securities, or through an issue of further Convertible Notes No 5 which convert into the same number of Shares or equity securities offered to the Noteholder for the same price as would have been paid for the Shares or equity securities had it accepted the offer or invitation.

9.	EVENTS OF DEFAULT

9.1	Event of Default

Each of the following is an Event of Default:

(a)	(Insolvency) an Insolvency Event occurs in respect of the Company; or

(b)	(non-compliance with obligations) other than in respect of the payment of Interest pursuant to clause 3.1, the Company does not comply with any material obligation under these Terms of Issue and the non-compliance cannot be remedied or if the non-compliance can be remedied the Company does not remedy the non-compliance within 10 Business Days of that non-compliance (or such greater period agreed between the Company and the Noteholder).

10.	COMPANY’S WARRANTIES

10.1	Accuracy of statements

The Company represents and warrants to the Subscriber that each of the statements set out in clause 10.2 below are accurate.

10.2	Company Warranties

(a)	The Company is a corporation validly existing under the laws of Australia.

(b)	The issued capital of the Company comprises 129,140 Shares.

(c)	The Convertible Notes No 5 will be validly issued.

(d)	The Convertible Notes No 5 will not be issued in violation of any pre-emptive or similar rights of any person.

10.3	Company’s disclaimer

Subject to any law to the contrary, and except as provided in the Company Warranties, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded and the Company disclaims all liability in relation to these to the maximum extent permitted by law.

11.	AMENDMENTS

(a)	These Terms of Issue may only be amended by the Company with the approval in writing of the Noteholder.

(b)	A variation of these Terms of Issue must be in writing and, if made in accordance with this clause 11, will take effect on the date of the amendment and will the Noteholder on and after that date.

12.	NOTICES

12.1	Method of Service

A notice under or in connection with this Agreement (“Notice”) must be in writing, in the English language and:

(a)	delivered personally; or

(b)	sent by prepaid post; or

(c)	if being sent to an overseas destination, sent by prepaid airmail; or

(d)	sent by fax; or

(e)	sent by email,

to the party due to receive the Notice to its address, fax number or email address (as the case may be) set out below:

Company

Address	[***]
Email	[***]
Attention	Craig Wood

Noteholder

Address	[***]
Email	[***]
Attention	Colin Sussman

12.2	Deemed Service

Unless there is evidence that it was received earlier, a Notice is deemed to have been given (provided it has been sent in accordance with clause 12.1):

(a)	if delivered personally, when the person delivering the notice obtains the signature of a person at the relevant address;

(b)	if sent by post to a destination within the same country, two (2) Business Days after posting it;

(c)	if sent by airmail to a destination in a different country, six (6) Business Days after posting it;

(d)	if sent by fax, on completion of its transmission; or

(e)	if sent by email, when transmitted by the sender unless the sender receives a message from its internet service provider or the recipient's mail server indicating that it has not been successfully transmitted, but if the delivery or receipt is after 5:00pm on a Business Day or on a day which is not a Business Day, the notice is to be taken as having been received at 9:00am on the next Business Day.

13.	GOVERNING LAW

These Terms of Issue are governed by the law in force in New South Wales.

Schedule 2
Convertible Note No 5 - Conversion Notice

To:	The Directors of Vast Solar Pty. Ltd. [***] [***] (the “Company”)

AgCentral Pty Limited (ACN 053 901 518) of [***] (the”Noteholder”) being the holder of [number] Convertible Notes No 5, hereby gives notice that it wishes to convert [insert] of the Convertible Notes No 5 into Shares in the capital of the Company. This Conversion Notice is irrevocable.

The Noteholder authorises the Company to register it as the holder of the Shares and agrees to be bound by the Constitution of the Company.

Dated: [insert]

EXECUTED by the NOTEHOLDER as follows:

EXECUTED by AGCENTRAL PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director	Signature of director/company “secretary* *delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary* (block letters) *delete whichever is not applicable

This Conversion Notice, together with the Note Certificate, should be lodged at the Company’s registered office.

Schedule 3
Convertible Note No 5 - Interest Conversion Notice

To:	The Directors of Vast Solar Pty. Ltd. [***] [***] (the “Company”)

AgCentral Pty Limited (ACN 053 901 518) of [***] (the “Noteholder”), hereby gives notice that it wishes to convert the balance of any Outstanding Interest owing to it into Convertible Notes No 5, on the basis of one Convertible Note No 5 per $0.01 of Outstanding Interest. This Conversion Notice is irrevocable.

The Noteholder acknowledges that if the balance of any Outstanding Interest is such that a fractional entitlement to a Convertible Note No 5 arises, that fractional entitlement shall be paid to the Noteholder in cash by way of bank cheque or direct debit of cleared funds to a bank account specified by the Noteholder.

In this Interest Conversion Notice, unless the context requires otherwise, capitalised terms have the meaning given to them in the Terms of Issue.

Dated: [insert]

EXECUTED by the NOTEHOLDER as follows:

EXECUTED by AGCENTRAL PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director	Signature of director/company “secretary* *delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary* (block letters) *delete whichever is not applicable

Schedule 4
Convertible Note No 5 - Form of Note Certificate

Vast Solar Pty. Ltd. ACN 136 258 574
registered in New South Wales
(the “Company”)

Note Certificate No. [insert]

AgCentral Pty Limited (ACN 053 901 518) of [insert] (the “Subscriber”) is the holder of [insert] Convertible Notes No 5 in the Company, issued in accordance with and subject to the Terms of Issue.

Dated: [insert]

EXECUTED by VAST SOLAR PTY. LTD. in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director	Signature of director

Name of director (block letters)	Name of director (block letters)